Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Particle Drilling Technologies, Inc. of our report dated December 14, 2005, except for Note 2 as to which the date is February 14, 2006 relating to the consolidated financial statements of Particle Drilling Technologies, Inc., which appear on Form 10-K. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
December 20, 2006